EXHIBIT (J)(2)

                               CONSENT OF COUNSEL

                                   April 30, 2002

North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 1900
Milwaukee WI  53202

Attn:  Robert J. Tuszynski, President

     Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby  consent  to  the incorporation  of  our  opinion  regarding  the legality of the shares of North Track Funds, Inc. into the Post-Effective Amendment to Principal Preservation's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 38 to Principal Preservation's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on April 30, 1997. We also consent to the use of our name under the heading "Counsel and Independent Public Accountants" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

                                   Very truly yours,

                                   /s/  Quarles & Brady LLP

                                   QUARLES & BRADY LLP